UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2023

F.N.B. CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

001-31940				25-1255406
(Commission File Number)				(IRS Employer Identification No.)

One North Shore Center,	12 Federal Street,	Pittsburgh,	PA	15212
(Address of Principal Executive Offices)				(Zip Code)
(800) 555-5455

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	FNB	New York Stock Exchange

Depositary Shares each representing 1/40th interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E	FNBPrE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Effective November 30, 2023, Gary L. Guerrieri, Chief Credit Officer for F.N.B. Corporation (F.N.B.) entered into an Amended and Restated Employment Agreement (“Amended Agreement”) with F.N.B. The compensatory provisions of the Amended Agreement remain substantially the same as his prior employment agreement. Under the Amended Agreement, Mr. Guerrieri will continue to receive a base salary, as adjusted periodically, and he will be eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. Under the Amended Agreement, Mr. Guerrieri also receives employee benefits, expense reimbursement and paid vacation in accordance with F.N.B.’s plans and policies. If Mr. Guerrieri’s employment is terminated by his employer without “cause”, he would receive severance benefits of twenty-four months base salary, two times average annual bonus and COBRA reimbursement, subject to his executing an effective release of claims. Mr. Guerrieri is also entitled to severance benefits if his employment terminates due to his permanent disability, in which case he would receive his base salary for one year and 60% of his base salary for a second year, reduced by amounts paid to him under employer provided insurance.
The change of control provision within Mr. Guerrieri’s Amended Agreement has been changed from single-trigger to double-trigger to align it with the Employment Agreements of other F.N.B. named executive officers. In the event Mr. Guerrieri’s employment is terminated without “cause” by his employer or by him for “good reason”, as defined in the Amended Agreement, in either case within two years following the change in control, he will receive the severance benefits. Such benefits will be paid in a lump sum if the transaction is a change in control under Section 409A of the Internal Revenue Code of 1986, as amended.
The Amended Agreement includes customary covenants relating to confidential information, non-competition, non-solicitation, non-disparagement, and assignment of inventions, which were reaffirmed from his prior employment agreement.
Mr. Guerrieri, 63, became Chief Credit Officer of F.N.B. in April of 2011 and has been an Executive Vice President and Chief Credit Officer of F.N.B.’s principal subsidiary First National Bank of Pennsylvania (FNBPA) since 2005. In his role as Chief Credit Officer, Mr. Guerrieri is responsible for managing the entire credit function of F.N.B., including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of Commercial Banking with Promistar Financial Corporation, a bank holding company acquired by F.N.B. in 2002.
The foregoing description of the terms of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement dated as of November 30, 2023, between First National Bank of Pennsylvania and Gary L. Guerrieri.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION
(Registrant)

By:	/s/ Vincent J. Calabrese, Jr.
Name:	Vincent J. Calabrese, Jr.
Title:	Chief Financial Officer

Dated: December 6, 2023